Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Scott T. Mereness, President
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES AGREES TO ACQUIRE THE SEATING AND CHASSIS COMPONENT BUSINESS OF ATWOOD MOBILE PRODUCTS

Elkhart, Ind. - October 27, 2016 - Drew Industries Incorporated (NYSE: DW), a supplier of components for the leading OEMs of recreational vehicles (RVs) and adjacent industries, and the aftermarkets of these industries, today announced that its wholly-owned subsidiary, Lippert Components, Inc. (LCI®), has agreed to acquire the business, manufacturing facility and certain assets of the seating and chassis component division of Atwood Mobile Products, a subsidiary of Dometic Group. Based in Elkhart, Indiana, sales of the acquired business for the twelve months ended December 31, 2015 were approximately $30 million, consisting of sales to OEMs, as well as significant aftermarket sales.
“Atwood has been a household name in the RV and trailer markets for over 30 years,” said Scott Mereness, President of LCI. Products acquired in the acquisition include seating frames and related components, as well as Atwood’s manual, power and scissor jacks, leveling systems and controls, couplers and hitch balls, fifth wheel landing gear and braking components. “Atwood’s chassis hardware products are a natural fit for LCI,” continued Mereness. “Additionally, we expect the seating frame business will create new synergies in our RV and Marine furniture businesses. This acquisition spans many of our existing core markets and adds significant aftermarket revenue, and opens up new adjacent industry opportunities for LCI.”
The purchase price is $12.5 million, which will be paid at closing from available cash. After funding this acquisition, Drew remains well-positioned to take advantage of other investment opportunities. The transaction is expected to be completed in November 2016.

About Drew Industries

From 45 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading original equipment manufacturers of recreational vehicles and adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; manufactured homes; modular housing; and factory-built mobile office units. The Company also supplies components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors and service centers. Drew’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; LED televisions and sound systems; navigation systems; wireless backup cameras; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

###